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   As filed with the Securities and Exchange Commission on December 3, 1997
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                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] PRELIMINARY PROXY STATEMENT

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-
   6(E)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TRUE NORTH COMMUNICATIONS INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

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                          [LETTERHEAD OF TRUE NORTH]

    Date:  December 3, 1997
Contact: Susan Geanuleas, True North Communications: 312/425-6570 Ed Orgon, The Torrenzano Group: 212/681-1700 ext.102

           FOR IMMEDIATE RELEASE

                 TRUE NORTH FILES COUNTERSUIT AGAINST PUBLICIS


CHICAGO -- True North Communications Inc. (NYSE: TNO) today filed an answer and countersuit to the complaint of Publicis Communication in the U.S. District Court for the Northern Illinois, Eastern Division, relating to the proposed acquisition by True North of Bozell, Jacobs, Kenyon & Eckhardt, Inc. (Bozell).

True North's answer responds to all claims made in the lawsuit filed by Publicis against True North. In addition, in its countersuit, True North makes certain claims against Publicis and other parties.

True North's countersuit alleges that Publicis' publication of its November 10, 1997 letter to True North, which proposes a "combination" of Publicis with True North, and Publicis' related comments are false and misleading in violation of the federal proxy rules. True North's countersuit states:

          "Publicis' supposed proposal to acquire True North is nothing more than a ruse designed to interfere with the proposed Bozell acquisition and to mislead True North's shareholders. Publicis has indicated...that the "combination" Publicis referred to in the November 10, 1997 letter was in actuality an acquisition of Publicis by True North."


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The countersuit also alleges that Publicis, its parent, Publicis S.A., and its
Director General, Maurice Levy have:

     . tortiously interfered with the exercise by certain True North directors of their fiduciary duties;

     . breached the contracts whereby True North and Publicis separated their respective worldwide agency networks; and

     . tortiously interfered with the current and expected business relationship between True North and Bozell.

The countersuit states:

     "Though Publicis has publicly stated that it is opposing the True North-Bozell transaction in the interests of shareholder value, its actions have not been consistent with the best interests of an open shareholder vote. Its real intention is to block the True North-Bozell transaction by any means . . ."

True North is seeking an order for corrective disclosures, injunctive relief, compensatory and punitive damages and reimbursement of court costs and attorney's fees.

In addition, True North has commenced arbitration proceedings against Publicis pursuant to the contracts whereby True North and Publicis separated their respective worldwide agency networks.

True North Communications Inc. is one of the leading global communications companies, with operations in 69 countries. In 1996, its capitalized billings exceeded $8.2 billion. True North brands include: Foote, Cone & Belding, the largest advertising agency in North America; TN Technologies Inc.; and Associated Communications Companies.

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